Exhibit 32
JPMorgan Chase & Co.
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of JPMorgan Chase & Co. on Form 10–Q for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of JPMorgan Chase & Co., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of JPMorgan Chase & Co.

Date: November 8, 2005	By:	/s/ William B. Harrison, Jr.

William B. Harrison, Jr. Chairman and Chief Executive Officer

Date: November 8, 2005	By:	/s/ James Dimon

James Dimon President and Chief Operating Officer

Date: November 8, 2005	By:	/s/ Michael J. Cavanagh

Michael J. Cavanagh Executive Vice President and Chief Financial Officer
This certification accompanies this Form 10–Q and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section.
A signed original of this written statement required by Section 906 has been provided to, and will be retained by, JPMorgan Chase & Co. and furnished to the Securities and Exchange Commission or its staff upon request.

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